Midwest Uranium Corporation

N E W S R E L E A S E

MIDWEST URANIUM CORPORATION ANNOUNCES THAT IT WILL NOT BE PROCEEDING WITH THE LETTERS OF INTENT TO ACQUIRE INTEREST IN 74,000 HECTARES OF ATHABASCA BASIN URANIUM PROPERTIES

Vancouver, BC, December 4, 2007 – Midwest Uranium Corporation (“Midwest” or the “Company”) (OTCBB: MWUC) announces that, after conducting due diligence associated with the transaction contemplated in the Letters of Intent with Thunder Sword Resources Inc. and 101073531 Saskatchewan Co, whereby the Company was to acquire up to a 75% working interest in 40,398 hectares of mineral claims and up to a 49% working interest in 34,374 hectares of mineral claims in the Athabasca Basin in Saskatchewan, Canada and due to the inability of the parties to finalize all applicable deal points, management of the Company has decided not to proceed with the transaction.

For more information regarding the Company, please contact Midwest Uranium Corporation at info@midwesturanium.com or 1 800 293 3312.

Suite 1680, 200 Burrard Street, Vancouver, B.C. V6C 3L6 Tel 1-800-293-3312

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